Exhibit 99.(d)(1)(b)

SCHEDULE A

(as of August 28, 2023)

As consideration for Invesco Capital Management’s services to each of the Funds listed below, Invesco Capital Management shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco BulletShares 2023 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2023 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2023 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2024 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2024 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2024 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2025 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2025 High Yield Corporate Bond ETF	0.42	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2025 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2026 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2026 High Yield Corporate Bond ETF	0.42	06/14/18	8/07/2018	8/09/2018	04/30/24

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco BulletShares 2026 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2027 Corporate Bond ETF	0.10	12/19/17	4/6/2018	4/6/2018	04/30/24
Invesco BulletShares 2027 High Yield Corporate Bond ETF	0.42	06/20/19	9/12/2019	9/12/2019	04/30/24
Invesco BulletShares 2027 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2028 Corporate Bond ETF	0.10	06/14/18	8/7/2018	8/09/2018	04/30/24
Invesco BulletShares 2028 High Yield Corporate Bond ETF	0.42	06/25/20	9/15/2020	9/16/2020	04/30/24
Invesco BulletShares 2028 Municipal Bond ETF	0.18	12/13/18	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2029 Corporate Bond ETF	0.10	06/20/19	9/12/2019	9/12/2019	04/30/24
Invesco BulletShares 2029 High Yield Corporate Bond ETF	0.42	06/24/21	9/08/2021	9/15/2021	04/30/24
Invesco BulletShares 2029 Municipal Bond ETF	0.18	06/20/19	9/25/2019	9/25/2019	04/30/24
Invesco BulletShares 2030 Corporate Bond ETF	0.10	06/25/20	9/15/2020	9/16/2020	04/30/24
Invesco BulletShares 2030 High Yield Corporate Bond ETF	0.42	06/21/22	9/2/2022	9/8/2022	04/30/24
Invesco BulletShares 2030 Municipal Bond ETF	0.18	06/20/19	9/15/2020	9/16/2020	04/30/24

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco BulletShares 2031 Corporate Bond ETF	0.10	06/24/21	9/08/2021	9/15/2021	04/30/24
Invesco BulletShares 2031 High Yield Corporate Bond ETF	0.42	06/22/23	[ ]	[ ]	04/30/25
Invesco BulletShares 2031 Municipal Bond ETF	0.18	06/24/21	9/08/2021	9/15/2021	04/30/24
Invesco BulletShares 2032 Corporate Bond ETF	0.10	06/21/22	9/2/2022	9/8/2022	04/30/24
Invesco BulletShares 2032 Municipal Bond ETF	0.18	06/21/22	2/27/2023	3/1/2023	04/30/24
Invesco BulletShares 2033 Corporate Bond ETF	0.10	06/22/23	[ ]	[ ]	04/30/25
Invesco BulletShares 2033 Municipal Bond ETF	0.18	06/22/23	[ ]	[ ]	04/30/25
Invesco Bloomberg Pricing Power ETF (formerly, Invesco Defensive Equity ETF)	0.40	12/19/17	04/06/18	04/06/18	04/30/24
Invesco International Developed Dynamic Multifactor ETF	0.34	12/15/20	2/23/2021	2/24/2021	04/30/24
Invesco Investment Grade Defensive ETF	0.13	06/14/18	07/20/2018	07/25/2018	04/30/24
Invesco Racial and Gender Diversity ETF	0.25	06/24/21	[ ]	[ ]	04/30/24
Invesco Russell 1000® Dynamic Multifactor ETF	0.29	12/12/18	5/24/2019	5/24/2019	04/30/24
Invesco Russell 2000® Dynamic Multifactor ETF	0.39	12/12/18	5/24/2019	5/24/2019	04/30/24
Invesco RAFITM Strategic US ETF	0.19	06/14/18	09/12/2018	09/12/2018	04/30/24

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Managing Director and Chief Executive Officer